UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2025

BP Prudhoe Bay Royalty Trust

(Exact name of registrant as specified in its charter)

Delaware	1-10243	13-6943724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Bank of New York Mellon Trust Company, N.A., Trustee 601 Travis Street 16th Floor

Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 483-6020

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units of Beneficial Interest	BPT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other events.

On June 17, 2025, BP Prudhoe Bay Royalty Trust (the “Trust”) announced that The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), has commenced a sale process for the Trust assets.

Pursuant to the terms of the Trust Agreement of the Trust (the “Trust Agreement”), upon the termination of the Trust, the Trustee is required to sell for cash all the assets of the Trust (other than cash). Under the Trust Agreement, Hilcorp North Slope, LLC (“HNS”) had an option to purchase the Trust assets at a price equal to the greater of (i) the fair market value of the Trust property as set forth in an opinion of an investment banking firm, commercial banking firm or other entity qualified to give an opinion as to the fair market value of the assets of the Trust on the date of termination, or (ii) $11,641,600, which represents 21,400,000 outstanding Units as of December 31, 2024 multiplied by $0.544 (the closing price of the Units on the New York Stock Exchange on December 31, 2024, the termination date of the Trust), exercisable within 30 days of receipt of the opinion.

Following termination of the Trust, the Trustee engaged RedOaks Energy Advisors, LLC (“RedOaks”) as its advisor to provide the opinion to HNS in accordance with the Trust Agreement, and to assist with the marketing and sale of the Trust’s assets. The RedOaks opinion reflected a de minimis valuation for the Trust assets solely as of the termination date and was prepared for the purpose of determining the option value in accordance with the Trust Agreement; however, such opinion was not intended to reflect current potential asset valuations or for use in connection with asset bids, and will not be updated for such use. On June 2, 2025, HNS informed the Trustee that it declined to exercise its option to purchase the Trust assets.

Since HNS has declined to exercise its purchase option, the Trust Agreement requires the Trustee to sell the Trust assets on terms and conditions approved by the vote of holders of 60% of the outstanding Units, unless the Trustee determines that it is not practicable to submit the matter to a vote of the Unit holders and the sale is made at a price at least equal to the fair market value of the Trust assets as set forth in the third-party opinion and on terms and conditions deemed commercially reasonable by the third-party valuing the Trust assets. Therefore, RedOaks, is commencing a sale process on behalf of the Trust. The sale process will include a solicitation of initial of bids prior to noon, Central Time, on July 29, 2025.

Although HNS has informed the Trustee that it expects to make an offer for the Royalty Interest at a price substantially lower than the option price determined under the Trust Agreement, the Trustee cannot predict whether HNS will bid or there will be any other bidders for the Trust assets, the amount of proceeds, if any, that may result from a sale of the Trust assets, or when the wind-up of the Trust will be completed. There can be no assurance that Unit Holders will realize any proceeds from a sale of the Trust assets.

The foregoing summary of certain provisions of the Trust Agreement does not purport to be complete and are subject to, and qualified in their entirety by, the Trust Agreement, which is filed as Exhibit 4.1 to the Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (File No. 1-10243).

The information set forth in this Item 8.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K (this “Report”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements in this Report are subject to a number of risks and uncertainties beyond the control of the Trustee. The actual results, performance and prospects, including with respect to the Trust asset sale process, of the Trust could differ materially from those expressed or implied by forward-looking statements. Descriptions of some of the risks that could affect the future performance of the Trust appear in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2024, the Trust’s subsequent Quarterly Reports on Form 10-Q, and the Trust’s other filings with the Securities and Exchange Commission (the “SEC”). The Trust’s annual, quarterly and other filed reports are or will be available over the Internet at the SEC’s website at http://www.sec.gov. The Trustee undertakes no obligation to update forward-looking statements after the date of this report, except as required by law, and all such forward-looking statements in this report are qualified in their entirety by the preceding cautionary statements.

Item 9.01.	Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits:

99.1	BP Prudhoe Bay Royalty Trust press release issued June 17, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BP Prudhoe Bay Royalty Trust

By: The Bank of New York Mellon Trust Company, N.A., as Trustee

Date: June 17, 2025	By:	/s/ Elaina C. Rodgers
Elaina C. Rodgers
Vice President